UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 26, 2005

                           ARIAD Pharmaceuticals, Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                       0-21696                 22-3106987
(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)


              26 Landsdowne Street, Cambridge, Massachusetts 02139
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (617) 494-0400


                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01  Entry into a Material Definitive Agreement.

           On January 26, 2005, ARIAD Pharmaceuticals, Inc. (the "Registrant") and its 80%- owned subsidiary, ARIAD Gene Therapeutics, Inc. (together, the "Company"), entered into non-exclusive license and supply agreements with Medinol Ltd. ("Medinol"), a cardiovascular medical device company located in Israel, for the development and commercialization of stents and certain other medical devices to deliver the Company's mTOR inhibitor, AP23573, to prevent reblockage of injured vessels following stent-assisted angioplasty (collectively, the "Products").

           Under the license agreement, the Company granted to Medinol a non-exclusive, world-wide, royalty-bearing license, under its patents and technology, to develop, manufacture and sell the Products. The license agreement allows Medinol to distribute Products worldwide through W.L. Gore and Associates or other distributors authorized by the Company. The term of the license agreement extends to the later to occur of the expiration of the Company's patents relating to the rights granted to Medinol under the license agreement or fifteen years after the first commercial sale of a Product. Medinol is required under the license agreement to use commercially reasonable efforts to develop the Products. The license agreement provides for the payment by Medinol to the Company of an upfront license fee, payments based on achievement of development, regulatory and commercial milestones and royalties based on commercial sale of the Products. The Company is required under the supply agreement to use commercially reasonable efforts to supply agreed-upon quantities of AP23573 to Medinol, and Medinol shall purchase such supply of AP23573 from the Company, for the development, manufacture and sale of the Products. The supply agreement is coterminous with the license agreement. These agreements may be terminated by either party for breach after a 90-day cure period. In addition, Medinol may terminate the agreements upon 30-day notice to ARIAD upon certain events, including if it determines, in its reasonable business judgment, that it is not in its business interest to continue the development of any Product, and ARIAD may terminate the agreements upon 30-day notice to Medinol, if it determines that it is not in its business interest to continue development and regulatory approval efforts with respect to AP23573.


           A copy of the press release issued by the Registrant on January 27, 2005 is filed herewith as Exhibit 99.1 and the information contained therein is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.


ITEM 9.01  Financial Statements and Exhibits.

           (c) The following exhibits are filed with this report

                  Exhibit
                  Number            Description
                  -------           -----------
                  99.1              Press release dated January 27, 2005.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          ARIAD Pharmaceuticals, Inc.

                          By:  /s/Edward M. Fitzgerald
                             ---------------------------------------------------
                               Edward M. Fitzgerald
                               Senior Vice President and Chief Financial Officer

Date:    February 1, 2005

                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number            Description
-------           -----------
 99.1             Press release dated January 27, 2005.